AMENDMENT NO. 14 TO THE
                          ARIZONA NUCLEAR POWER PROJECT
                             PARTICIPATION AGREEMENT


1.   PARTIES:

     The Parties to this Amendment No. 14 to the Arizona Nuclear Power Project Participation Agreement, hereinafter referred to as "Amendment No. 14," are: ARIZONA PUBLIC SERVICE COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as "Arizona"; SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an agricultural improvement district organized and existing under and by virtue of the laws of the State of Arizona, hereinafter referred to as "Salt River Project"; SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the State of California, hereinafter referred to as "Edison"; PUBLIC SERVICE COMPANY OF NEW MEXICO, a corporation organized and existing under and by virtue of the laws of the State of New Mexico, hereinafter referred to as "PNM"; EL PASO ELECTRIC COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Texas, hereinafter referred to as "El Paso"; SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY, a joint powers agency organized and existing under and by virtue of the laws of the State of California, doing business in the State of Arizona as SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY ASSOCIATION, hereinafter referred to as "SCPPA"; and DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a municipal corporation organized and existing under and by virtue of the laws of the State of California, hereinafter referred to as "LADWP," hereinafter individually referred to as "Party" and collectively as "Parties."

2.   RECITALS:

     2.1 Arizona, Salt River Project, Edison, PNM, El Paso, SCPPA and LADWP are parties to a certain agreement entitled Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, as amended by Amendment No. 1, dated as of January 1, 1974, Amendment No. 2, dated as of August 28, 1975, Amendment No. 3, dated as of July 22, 1976, Amendment No. 4, dated as of December 15, 1977, Amendment No. 5, dated as of December 5, 1979, Amendment No. 6, effective as of October 16, 1981, Amendment No. 7, effective as of April 1, 1982, Amendment No. 8, executed as of September 12, 1983, Amendment No. 9, executed as of June 12, 1984, Amendment No. 10, executed as of November 21, 1985, Amendment No. 11, effective January 10, 1987, Amendment No. 12, effective August 5, 1988, and Amendment No. 13, effective June 15, 1991, hereinafter, as so amended, referred to as the "Participation Agreement."

     2.2 The Parties wish to establish procedures through this Amendment No. 14 for allocating the costs associated with Postretirement Benefits other than Pensions in accordance with the Statement of Financial Accounting Standards (SFAS) 106 adopted by the Financial Accounting Standards Board.

Revised: 01/21/00                                                              2

3.   AGREEMENT:

     For and in consideration of the premises and the mutual obligations of and undertakings by the Parties as hereinafter provided in this Amendment No. 14 to the Participation Agreement, the Parties agree as follows:

4.   EFFECTIVE DATE:

     This Amendment No. 14 shall become effective after it has been executed by all Parties. The procedures for allocating costs that are associated with this Amendment shall be applied retroactively to January 1, 1993.

5.   DEFINED TERMS:

     5.1 The italicized words and phrases used in this Amendment No. 14 shall have meanings ascribed to them in Section 3 of the Participation Agreement as amended by this Amendment No. 14.

     5.2 All references to a "Section" or "Sections" in this Amendment No. 14 shall mean a Section or Sections of the Participation Agreement unless the text expressly states otherwise.

6.   AMENDMENTS TO THE PARTICIPATION AGREEMENT MADE BY THIS AMENDMENT NO. 14:

     6.1  SECTION 3 - DEFINITIONS is amended by:

          6.1.1 The addition of new Section 3.44A, which reads in its entirety as follows:

                  3.44A POSTRETIREMENT BENEFITS: As defined in SFAS 106, all forms of benefits, other than retirement income, provided by the OPERATING AGENT to its retirees.

          6.1.2 The addition of a new Section 3.51B, which reads in its entirety as follows:

                  3.51B RETURN ON ASSETS:  The  earnings on the  investments  of the plan assets intended for the post retirement health and welfare benefits trusts.

          6.1.3 The renumbering of Section 3.52A to 3.52B and the addition of a new Section 3.52A which reads in its entirety as follows:

                  3.52A SFAS: Statement of Financial Accounting Standards of the
                        Financial Accounting Standards Board.

          6.1.4 The renumbering of Sections 3.54K and L to 3.54L and 3.54M, respectively, and the addition of a new Section 3.54K, which reads in its entirety as follows:

Revised: 01/21/00                                                              3

                  3.54K  TRANSITION  OBLIGATION:  The unrecognized amount of the
                         (i) accumulated POSTRETIREMENT BENEFITS obligation in excess of (ii) the fair value of plan assets plus any recognized accrued post-retirement benefit cost or less any recognized prepaid post-retirement benefit cost as of the date of adoption of SFAS 106.

     6.2 APPENDIX E - COST OF OPERATING WORK AND CAPITAL IMPROVEMENTS, is amended by the deletion of Sections E.1.6, E.5.1 and E.5.2 and the substitution in lieu thereof of new Sections E.1.6, E.5.1, and E.5.2, which reads in their entirety as follows:

         E.1.6 The portion of the OPERATING AGENT'S employee pensions and benefits expenses as defined under FPC Account 926 (including the TRANSITION OBLIGATION and related interest and the RETURN ON ASSETS), which is the sum of the amounts determined by (1) applying the Benefits Ratio computed in accordance with Sections
               E.5.1 and E.5.2 hereof to the total labor charges of ANPP operating and maintenance expenses, including without limitation the labor portion of expenses chargeable to ANPP pursuant to Sections E.1.1, E.1.2, E.1.3 and E.1.4 hereof, (2) the TRANSITION OBLIGATION and related interest pursuant to Sections E.7A.1, E.7A.2 and E.7A.3 and (3) the RETURN ON ASSETS pursuant to Sections E.7B.1 and E.7B.2.

         E.5.1 The Benefits Ratio set forth below shall be applied to the labor expense portion of the ANPP operations and maintenance expenses, to the OPERATING AGENT'S direct labor charges incurred in effecting CAPITAL IMPROVEMENTS, and to the labor expenses included in the OPERATING AGENT'S supervisory and administrative and general expense accounts. Estimated and actual Benefits Ratios shall be determined, adjusted and used in the manner set forth in Section E.10 hereof.

                                        Benefits Ratio =  B
                                                          -
                                                          L

               Where:
                        B = The OPERATING AGENT'S total system employee pensions and benefits (as defined in FPC Account 926, excluding the TRANSITION OBLIGATION and related interest and the RETURN ON ASSETS) including PAYROLL TAXES and worker's compensation expense on labor charged to employee pensions and benefits. The TRANSITION OBLIGATION and related interest will be billed separately and the expected RETURN ON ASSETS will be credited separately to the PARTICIPANTS.

                        L = The OPERATING AGENT'S total labor distributed, including accruals less labor charged to pensions and benefits, less labor charged to injuries and damages.

         E.5.2 The following example sets forth the method to be employed by the OPERATING AGENT to determine the Benefits Ratio:

Revised: 01/21/00                                                              4

                               EXAMPLE COMPUTATION
                                OF BENEFITS RATIO

                   (Based on OPERATING AGENT'S 1997 Expenses)


     PENSIONS AND BENEFITS                              LABOR          TOTAL
                                                        -----          -----

     Employee Pensions and Benefits                  $2,542,461    $ 60,804,375

     Payroll Taxes on Labor at
     Total Labor Rate                                     7.067%        179,676


     Compensation Insurance at
     Total Labor Rate                                     0.502%         12,775

     Less the TRANSITION OBLIGATION related to
     POSTRETIREMENT BENEFITS and Interest on the
     TRANSITION OBLIGATION, billed outside of the
     Benefits Ratio                                                  17,141,515

     Less expected RETURN ON ASSETS                                  (8,706,403)
                                                                   ------------
     Total Employee Pensions and Benefits net of
     the TRANSITION OBLIGATION and Related Interest
     and Expected RETURN ON ASSETS                                 $ 52,561,714
                                                                   ===========

     LABOR BASE

     Labor charged to operation and maintenance,
     construction and miscellaneous general ledger
     accounts                                                      $323,082,848

     Less total labor charged to Pensions and Benefits                1,799,288

     Less total labor charged to Injuries and Damages                   399,809
                                                                   ------------
     Total applicable labor                                        $320,883,751
                                                                   ============

     Benefits Ratio: $52,561,714/$320,883,751                             16.38%


     6.3 APPENDIX E - COST OF OPERATING WORK AND CAPITAL IMPROVEMENTS, is amended by adding the new Sections E.7A, E.7B and E.7C which read in their entirety as follows:

          E.7A    TRANSITION OBLIGATION

                  E.7A.1 The OPERATING AGENT'S TRANSITION OBLIGATION at January 1, 1993 is $182,918,448, of which $43,000,000 is allocable to Palo Verde. Future changes in corporate-wide benefit plan levels covered under SFAS 106

Revised: 01/21/00                                                              5
                           that may affect the level of the OPERATING AGENT'S TRANSITION OBLIGATION, shall be applied to Palo Verde at the rate of 23.508%. Any such changes to the TRANSITION OBLIGATION will be reflected in the year that the actuarial valuation reports such changes.

                  E.7A.2 Interest on the unamortized TRANSITION OBLIGATION balance at January 1 of each year will be calculated using the current year's discount rate per the current year's actuarial valuation. Since the actuarial valuation is usually not available until mid-year, an estimated rate, based on the prior year's actuarial valuation will be used until the current year's actuarial valuation is available. At that time, the interest related to the TRANSITION OBLIGATION will be trued-up to reflect the current year's valuation. In the event of removal of one or more GENERATING UNITS from service prior to 2013, an actuarial study will be completed to recalculate the remaining TRANSITION OBLIGATION pertaining to Palo Verde on a stand-alone basis.

                  E.7A.3 The TRANSITION OBLIGATION will be amortized over 20 years on a straight line basis, starting January 1, 1993. The OPERATING AGENT shall bill the TRANSITION OBLIGATION and related interest for the year on a monthly basis as set forth below:

                   TRANSITION OBLIGATION AND RELATED INTEREST
                       BILLED OUTSIDE OF THE BENEFITS LOAD

                                                          TOTAL      BILLED TO
                                                         COMPANY     PALO VERDE
                                                         -------     ----------

                  Total TRANSITION OBLIGATION
                  Fixed At 1-1-93 To Be
                  Amortized Over 20 Years             $182,918,448  $43,000,000

                  One Year's Amortization Of the
                  TRANSITION OBLIGATION ("T.O.")         9,145,922    2,150,000

                  Interest On The Unamortized
                  Balance Of The T.O. At 1-1-93         15,090,772    3,547,500
                                                      ------------  -----------

                  Total 1993 TRANSITION OBLIGATION
                  & Interest                            24,236,694    5,697,500
                                                      ============  ===========
                  Interest On The Unamortized
                  Balance Of the T.O. At 1-1-93
                   Unamortized Balance At 1-1-93       182,918,448   43,000,000
                   1993 Discount Rate                         8.25%        8.25%
                                                      ------------  -----------
                   Interest On TRANSITION OBLIGATION    15,090,772    3,547,500
                                                      ============  ===========

         E.7B     RETURN ON ASSETS

                  E.7B.1 The current year expected RETURN ON ASSETS will be estimated annually by the actuary. Any RETURN ON ASSETS related to any trusts established for the purpose of obtaining preferential tax treatment (i.e., union versus

Revised: 01/21/00                                                              6
                           non-union), shall be allocated by the actuary to Palo Verde based on the ability of Palo Verde to participate in such trust.

                  E.7B.2 As soon as practical after the end of each calendar year, the actual RETURN ON ASSETS will be determined by the actuary and allocated to Palo Verde. The actuary shall then calculate the allocation of total trust(s) assets at the end of each calendar year to Palo Verde based on current year trust(s) contributions, earnings and distributions. The allocation of trust assets to Palo Verde will be the basis for the allocation of expected RETURN ON ASSETS annually by the actuary.

         E.7C     Funding of Postretirement Benefit Costs

                  E.7C.1 All POSTRETIREMENT BENEFIT costs, other than the expected RETURN ON ASSETS and the TRANSITION OBLIGATION and related interest, as defined in SFAS 106, are to be billed through the Benefits Ratio.

                  E.7C.2 POSTRETIREMENT BENEFITS that have been collected either through the Benefits Load, or as TRANSITION OBLIGATION and related interest, as adjusted for the RETURN ON ASSETS, shall be funded by the OPERATING AGENT in irrevocable external trusts intended for postretirement health and welfare benefits. Funding will occur within an administratively reasonable time period on approximately a quarterly basis.

7.   EXECUTION BY COUNTERPARTS:

     This Amendment No. 14 may be executed in any number of counterparts, and upon execution by all PARTICIPANTS, each executed counterpart shall have the same force and effect as an original instrument and as if all PARTICIPANTS had signed the same instrument. Any signature page of this Amendment No. 14 may be detached from any counterpart of this Amendment No. 14 without impairing the legal effect of any signature thereon, and may be attached to another counterpart of this Amendment No. 14 identical in form hereto but having attached to it one or more signature pages.

Revised: 01/25/00                                                              7

8.   SIGNATURE CLAUSE:

     The  signatories   hereto  represent  that  they  have  been  appropriately
     authorized to enter into this Amendment No. 14 on behalf of the Party for whom they sign.

                                        ARIZONA PUBLIC SERVICE COMPANY


                                        By: James M. Levine
                                            ------------------------------------

                                        Its: Executive V.P., Generation
                                             -----------------------------------

                                        Date: 3-31-00
                                              ----------------------------------


                                        SALT RIVER PROJECT AGRICULTURAL
                                        IMPROVEMENT AND POWER DISTRICT



                                        By: William P. Schrader
                                            ------------------------------------

                                        Its: President
                                             -----------------------------------

                                        Date: 2-28-00
                                              ----------------------------------


ATTEST AND COUNTERSIGN:


By: Terrill A. Lonon
   -------------------------------------

Its: Corporate Secretary
    ------------------------------------

Date: 2-28-00
     -----------------------------------


                                        SOUTHERN CALIFORNIA EDISON COMPANY


                                        By: Harold B. Ray
                                            ------------------------------------

                                        Its: Executive Vice President
                                             -----------------------------------

                                        Date: 3-20-00
                                              ----------------------------------


ATTEST AND COUNTERSIGN


By: Beverly P. Ryder
   -------------------------------------

Its: Corporate Secretary
    ------------------------------------

Date: 3-21-00
     -----------------------------------


Revised: 01/25/00                                                              8

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO


                                        By: Patrick J. Goodman
                                            ------------------------------------

                                        Its: Vice President - Power Production
                                             -----------------------------------

                                        Date: 4-19-00
                                              ----------------------------------



                                        EL PASO ELECTRIC COMPANY


                                        By: John C. Horne
                                            ------------------------------------

                                        Its: Vice President
                                             -----------------------------------

                                        Date: 5-11-00
                                              ----------------------------------


                                        SOUTHERN CALIFORNIA PUBLIC POWER
                                        AUTHORITY, DOING BUSINESS IN THE STATE
                                        OF ARIZONA AS SOUTHERN CALIFORNIA PUBLIC
                                        POWER AUTHORITY ASSOCIATION


                                        By: Joseph F. Hsu
                                            ------------------------------------

                                        Its: President
                                             -----------------------------------

                                        Date: April 24, 2000
                                              ----------------------------------


ATTEST AND COUNTERSIGN:

By:
   -------------------------------------

Its:
    ------------------------------------

Date:
     -----------------------------------

Revised: 01/25/00                                                              9

                                        DEPARTMENT OF WATER AND POWER OF
                                        THE CITY OF LOS ANGELES


                                        By: Enrique Martinez
                                            ------------------------------------

                                        Its: Assistant General Manager -
                                             Power Services
                                             -----------------------------------

                                        Date: June 20, 2000
                                              ----------------------------------


STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )

     On this 31 day of March, 1999, before me, the undersigned Notary Public, personally appeared James M. Levine who acknowledged himself to be the Executive Vice President of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Executive Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Twyla Hannah
                                                --------------------------------
                                                Notary Public

My Commission Expires:

Nov. 12, 2002
--------------------

Revised: 01/25/00                                                             10

STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )

     On this 28th day of February, 2000, before me, the undersigned Notary Public, personally appeared William P. Schrader who acknowledged himself to be the President of SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, an Arizona corporation, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Salt River Project Agricultural Improvement and Power District.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Karen C. Umber
                                                --------------------------------
                                                Notary Public

My Commission Expires:

July 30, 2002
--------------------


STATE OF CALIFORNIA        )
                           ) ss.
County of Los Angeles      )

     On this 20 day of March, 2000, before me, the undersigned Notary Public, personally appeared Harold B. Ray who acknowledged himself to be the Exec. Vice President of SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Exec. Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Marcelda G. Puentes
                                                --------------------------------
                                                Notary Public

My Commission Expires:

4-13-2001
--------------------

Revised: 01/25/00                                                             11

STATE OF NEW MEXICO        )
                           ) ss.
County of Bernalillo       )

     On this 19th day of April, 2000, before me, the undersigned Notary Public, personally appeared Patrick J. Goodman who acknowledged himself to be the Vice President, Power Prod. of PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Public Service Company of New Mexico.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Barbara Baker
                                                --------------------------------
                                                Notary Public

My Commission Expires:

6-23-02
--------------------


STATE OF TEXAS             )
                           ) ss.
County of El Paso          )

     On this 11th day of May, 2000, before me, the undersigned Notary Public, personally appeared John C. Horne who acknowledged himself to be the Vice President of EL PASO ELECTRIC COMPANY, a Texas corporation, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Rhonda M. Pyle
                                                --------------------------------
                                                Notary Public

My Commission Expires:

6-10-2003
--------------------

Revised: 01/25/00                                                             12

STATE OF CALIFORNIA        )
                           ) ss.
County of Los Angeles      )

     On this 24th day of April, 2000, before me, the undersigned Notary Public, personally appeared Joseph F. Hsu who acknowledged himself to be the President of SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY (doing business in the State of Arizona as SOUTHERN CALIFORNIA POWER AUTHORITY ASSOCIATION), a California joint powers agency, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Candace Toscano
                                                --------------------------------
                                                Notary Public

My Commission Expires:

May 12, 2003
--------------------


STATE OF CALIFORNIA        )
                           ) ss.
County of Los Angeles      )

     On this 20th day of June, 2000, before me, the undersigned Notary Public, personally appeared Enrique Martinez who acknowledged himself to be the Assistant General Manager - Power Services of DEPARTMENT OF WATER AND POWER OF THE CITY OF LOS ANGELES, a department organized and existing under the Charter of the City of Los Angeles, a California municipal corporation, and that he as such officer, being authorized to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such Assistant General Manager - Power Services.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                Daisy Cheung
                                                --------------------------------
                                                Notary Public

My Commission Expires:

November 17, 2002
--------------------

Revised: 01/25/00                                                             13